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                                                                    EXHIBIT 32.1

                         STATEMENT FURNISHED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer of Reclamation Consulting and Applications, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the report on Form 10-KSB/A-2 of the Company for the year ended June 30, 2007 (the "10-KSB/A-2 Report").

The undersigned certifies that the 10-KSB/A-2 Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-KSB/A-2 Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Date: February 12, 2008                            /s/ Michael C. Davies
                                                   --------------------------
                                                   Michael C. Davies
                                                   Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to Reclamation Consulting and Applications, Inc. and will be retained by Reclamation Consulting and Applications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.